UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2013

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

AGL Resources Inc. (the “Company”) held its annual meeting of shareholders in Atlanta, Georgia on April 30, 2013. Holders of an aggregate of 117,864,710 shares of the Company’s common stock at the close of business on February 21, 2013, were entitled to vote at the meeting, of which 102,419,360 or 86.9% of the eligible voting shares were represented in person or by proxy. At the annual meeting, the shareholders were presented with four proposals as set forth in the Company’s proxy statement. The shareholders voted as follows:

Proposal 1 – Election of Directors

Nominee	For	Withheld	Broker Non-votes

Sandra N. Bane	80,809,748	736,843	20,872,769
Thomas D. Bell, Jr.	80,826,512	720,079	20,872,769
Norman R. Bobins	80,050,343	1,496,248	20,872,769
Charles R. Crisp	80,802,481	744,110	20,872,769
Brenda J. Gaines	71,822,913	9,723,678	20,872,769
Arthur E. Johnson	80,578,174	968,417	20,872,769
Wyck A. Knox, Jr.	80,544,389	1,002,202	20,872,769
Dennis M. Love	80,647,207	899,384	20,872,769
Charles H. “Pete” McTier	80,634,096	912,495	20,872,769
Dean R. O’Hare	80,767,482	779,109	20,872,769
Armando J. Olivera	80,705,487	841,104	20,872,769
John E. Rau	80,795,298	751,293	20,872,769
James A. Rubright	79,566,750	1,979,841	20,872,769
John W. Somerhalder II	79,599,216	1,947,375	20,872,769
Bettina M. Whyte	80,802,288	744,303	20,872,769
Henry C. Wolf	80,748,390	798,201	20,872,769

Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.

For	101,344,578
Against	666,875
Abstain	407,907
Broker Non-Votes	None

Proposal 3 – Approval of a non-binding resolution to approve the compensation of the Company’s named executive officers.

For	78,075,056
Against	2,268,876
Abstain	1,202,659
Broker Non-Votes	20,872,769

Proposal 4 – Approval of a shareholder resolution to approve a gender identity non-discrimination policy.

For	26,946,467
Against	38,700,086
Abstain	15,900,038
Broker Non-Votes	20,872,769

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: May 1, 2013	/s/ Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer